UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 10, 2025

Pulse Biosciences, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37744	46-5696597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Brickell Key Drive, Suite 1080
Miami, Florida 33131
(Address of Principal Executive Offices) (Zip Code)
510-906-4600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.001 par value per share	PLSE	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On October 10, 2025, Pulse Biosciences, Inc. (the “Company”) issued a press release announcing late-breaking clinical study results from its nPulse™ Cardiac Surgical System first-in-human feasibility study. To date, 44 patients have been treated by three investigators in the study. In the initial cohort, twenty-four patients have had the ablation effectiveness and durability evaluated by electroanatomical mapping at approximately three months post the ablation procedure. Initial cohort study results include:

●	All (100%) posterior box isolations were acutely successful in the high-dose cohort
●	Success rate of PVI (per vein) at ~3 months was 94% (63/67)
●	Average total ablation time of 50 seconds with average number of 13 applications
●	No reports of esophageal or phrenic nerve damage
●	No ablation-related severe or major adverse events

A copy of the press release related to the matters set forth herein is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1
Press Release issued by Pulse Biosciences, Inc. dated October 10, 2025 - Pulse Biosciences Announces Presentation of Late-Breaking Data from the nPulse™ Cardiac Surgical System First-In-Human Feasibility Study at the 39th European Association for Cardio-Thoracic Surgery Annual Meeting

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PULSE BIOSCIENCES, INC.

Date: October 10, 2025	By:	/s/ Paul A. LaViolette
Paul LaViolette
Chief Executive Officer (Principal Executive Officer)